SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: February 14, 2003
HOUSEHOLD CONSUMER LOAN TRUST 1996-2 (Exact name of registrant as specified in its charter)
HOUSEHOLD FINANCE CORPORATION (Administrator of the Trust) (Exact name as specified in Administrators charter)
Delaware (State or other jurisdiction of incorporation of Administrator)	0-21981 (Commission File Numbers)	To be Applied For (IRS Employer Identification)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Administrator) 60070 (Zip Code)
Administrators telephone number, including area code 847/564-5000

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Item 7. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
99

Statement to Series 1996-2 Participants with respect to the distribution on February 14, 2003 as provided for under Article V of the Pooling and Servicing Agreement dated as of September 1, 1995 among Household Finance Corporation, as Servicer and The Chase Manhattan Bank, N.A., as Deposit Trustee and Section 5 of the Series 1996-2 Supplement to the Pooling and Servicing Agreement, (b) Noteholders with respect to the Payment Date on February 18, 2003 as provided for under Section 3.23 of the Indenture dated as of September 1, 1996 between Household Consumer Loan Trust 1996-2 and The Bank of New York, as Indenture Trustee, and (c) Certificateholders with respect to the Payment Date on February 18, 2003 as provided for under Section 5.04 of the Trust Agreement dated as of September 1, 1996 between Household Consumer Loan Corporation and The Chase Manhattan Bank Delaware, as Owner Trustee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
HOUSEHOLD FINANCE CORPORATION, as Administrator of and on behalf of the HOUSEHOLD CONSUMER LOAN TRUST 1996-2 (Registrant)

By: /s/ P.D. Schwartz Patrick D. Schwartz Authorized Representative
Dated: February 26, 2003

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EXHIBIT INDEX

Exhibit Number	Exhibit
99

Statement to Series 1996-2 Participants with respect to the distribution on February 14, 2003 as provided for under Article V of the Pooling and Servicing Agreement dated as of September 1, 1995 among Household Finance Corporation, as Servicer and The Chase Manhattan Bank, N.A., as Deposit Trustee and Section 5 of the Series 1996-2 Supplement to the Pooling and Servicing Agreement, (b) Noteholders with respect to the Payment Date on February 18, 2003 as provided for under Section 3.23 of the Indenture dated as of September 1, 1996 between Household Consumer Loan Trust 1996-2 and The Bank of New York, as Indenture Trustee, and (c) Certificateholders with respect to the Payment Date on February 18, 2003 as provided for under Section 5.04 of the Trust Agreement dated as of September 1, 1996 between Household Consumer Loan Corporation and The Chase Manhattan Bank Delaware, as Owner Trustee.

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